Form C

Cover Page

Name of issuer:

Powell Development Group, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: NV
Date of organization: 3/20/2013

Physical address of issuer:

2600 W. 225th Street
Torrance CA 90505

Website of issuer:

http://www.galacticcap.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

25,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $25,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$25,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

5/1/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$20,254.25	$65,496.13
Cash & Cash Equivalents:	$17,677.98	$65,496.13
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$300.94
Long-term Debt:	$278.33	$2,247.80
Revenues/Sales:	$5,002.21	$374.74
Cost of Goods Sold:	$11,955.29	$847.85
Taxes Paid:	$0.00	$0.00
Net Income:	($42,971.47)	($32,290.61)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Powell Development Group, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Charles Powell	President, CEO	Powell Development Group	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Packy McFarland	V.P. Direct Response TV & Advertising.	2013
Rod Jones	V.P. New Product Launch & Marketing	2013
Charles Powell	President	2013
Charles Powell	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Charles Powell	2M shares Common	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

An investment in the Common Stock being offered by the Company in this Offering is highly speculative and subject to a high degree of risk. Therefore, only those who can bear the risk of losing their entire investment should participate in the Offering. You should carefully read and consider the following risk factors before you decide to participate in the Offering. Also, the risks and uncertainties set forth below are not the only ones that are facing the Company; there may be additional risks and uncertainties not presently known to the Company or that the Company currently considers immaterial.

The actual occurrence or existence of any of the factors or conditions described below, or any other adverse condition or event that may occur or arise, or of which the Company is currently unaware or consider immaterial, could materially and adversely affect our business, financial condition and/or results of operations. This could result in the loss of all or part of your investment

Lack of operating history and risks of operation

The Company is a new company commencing operations in 2013. Although the Management Team of the Company has experience in starting up new businesses, they have no experience in the business of developing and marketing pregnancy prevention devices or similar products. The Company shall be subjectto all of the risks inherent in any new business enterprise. There can be no assurance that the Company will be successful in operating our business, and the Company's failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

The Company faces competition.

The pregnancy prevention devices industry in the United States is highly competitive. The Company will face competition from the traditional condom manufacturers and distributors like Trojan Condoms and Durex who dominate the condom market in the United States. Many of our competitors have substantially greater financial and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than the Company. As a result, these competitors may be able to devote greater resources to marketing and sales than the Company. There can be no assurance that the Company will compete successfully with such competitors.

If the Company is unable to retain our key personnel and consultants, we may be unable to execute on our business plan.

The Company's success depends in significant part on the continued services of certain members of the Company's Management Team. Losing one or more of these members, and the Company's inability to replace these individuals, could seriously impair the Company's ability to successfully implement our business plan and could have a material adverse effect on our business, results of operations and financial condition and you could lose your investment.

There are no assurances that the Company will successfully raise $1,000,000.

The Company is attempting to raise $1,000,000, but the Company cannot make any assurances that we will raise the entire $1,000,000. If the Company is unable to raise sufficient funds, then the Company may be unable to commence, continue or complete the development, manufacture and marketing of the Product, resulting in the total loss of any investment.

There is no public market for the Common Stock and the Stock will be subject to transfer restrictions.

Transfer ability of the Common Stock is severely restricted. The Common Stock has not been registered under the Securities Act or any applicable state securities laws. As a result, prospective investors should be prepared to hold the Common Stock foran indefinite period. In addition, the Common Stock may not be resold, transferred, pledged or otherwise disposed of unless they are (i) subsequently registered under the Securities Act and any applicable state securities laws or the Stockholder delivers an acceptable legal opinion to us that an exemption from such laws exist, and (ii) sold in compliance with the Subscription Agreement and Documents. Currently, there is no public market for any of our securities.Therefore, the transfer ability of the Common Stock under both the Securities Act and applicable state laws is severely restricted.

The Company may finance a portion of the amounts required to develop the Product through debt financing.

The Company may finance a portion of the funds required to develop the Product through debt financing. The Company's interest and other debt service obligations would have priority over distributions to the Stockholders, and could reduce the amount of cash available for distribution to the Stockholders on a relative basis.

The Company may need additional financing, and the Company's inability to obtain such financing would have an adverse impact on our business.

Even if this Offering is fully subscribed, the proceeds may not be sufficient to finance the entire development, manufacturing and marketing of the Product, in which case the Company may need additional capital. In addition, the income from operations may not be sufficient to enable the Company to timely satisfy all of our obligations, in which case the Company would need additional capital. There can be no assurance that additional capital will be available to the Company on commercially reasonable or acceptable terms or at all. If the Company is required to borrow such additional funds and incur debt, the risks associated with our business and with owning the Common Stock could increase. In addition, any lender could impose restrictions on the amount, if any, that may be distributed to the Stockholders prior to the repayment or significant reduction of such indebtedness. If the Company raises such capital through the sale of additional Common Stock, all of the existing Stockholder's ownership interests would be diluted, if such Stockholder does not subscribe to purchase such Stockholder's pro rata share of any additional Common Stock sold.

No independent valuation of the Company has been performed in determining the terms of this Offering.

No independent valuation of the Company has been performed in determining theterms of this Offering. Accordingly, our valuation estimates do not necessarily reflect the Company's assets, book value or potential earnings or any other recognized criteria of value.

Delays in marketing the Product.

The proceeds of this Offering will be used primarily to develop, manufacture and market the final commercial version of the Product. The Company's revenues will arise from the marketing and sales of the Product. We do not anticipate receiving any income until the sales of the Product has started generating revenue. Therefore, anything that delays the marketing of the Product or results in the cessation of the sales for a period of time, will adversely affect the Company's profitability.

An economic downturn or a decrease in business growth in the United States could significantly harm the Company's business.

National, regional and local economic conditions, such as recessionary economic cycles, a protracted economic slowdown or a worsening economy could adversely affect disposable consumer income, and business growth in the United States. Although the Company believes we have an affordable and unique product offering, unfavorable changes in these factors or in other business and economic conditions affecting our customers could reduce customer purchases of the Product, impose limits on pricing and increase costs,any of which could lower profit margins and have a material adverse effect on our results of operations.

The Company's failure to comply with governmental regulations could adversely affect the Company's business.

The pregnancy prevention devices business is subject to extensive federal, state,local and foreign laws and treaties, including, but not limited to, those related to:

- Food and Drug Administration Laws, Rules and Regulations.
- Federal Trade Commission Laws, Rules and Regulations.
- Federal, State and Local Health and Safety Codes.
- Preparation, labeling and sale of medical devices.
- Employment.

While the Company believes we can operate in substantial compliance with these laws, they are complex. As a result, regulatory risks are inherent in our operation. Although the Company believes that compliance with these laws will not have a material effect on our operations, there can be no assurance that the Company will not experience material difficulties or failures with respect to compliance. The Company's failure to comply with these laws could result in required changes in the design of the Product, fines,penalties, judgments or other sanctions, including the temporary suspension of operations or a delay in the marketing and sales of the Product, any of which could adversely affect the Company's business, operations and our reputation.

The Company maybe come subject to complaints and litigation that could have an adverse effect on our business.

In the ordinary course of the Company's business we may become subject to complaints and litigation alleging that the Company is responsible for a product defect or other product liability claim. In addition, the Company maybecome subject to litigation by employees. Any litigation, regardless of whether the allegations are valid or whether or not we are found liable, may result in decreasing sales and profitability, divert financial and management resources and result in adverse publicity which could harm our brand and our sales. A judgment significantly in excess of the Company's insurance coverage for any claims could materially and adversely affect our financial condition or results of operations.

The Company does not own the Patent.

The patent for the Galactic Gap technology is owned by Founder Charles Powell and not the company. The company currently does not pay royalties for the use of the patent, but this could potentially change in the future.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$25,000**

Use of Proceeds: The proceeds raised in the Offering shall be used to complete the design and development of a commercial version of the Product, to test and validate the commercial version, and set up a clean room for large scale production of the Galactic Cap condom, establish ISO 9000 standards for manufacturing criteria as a precursor to obtaining FDA approval for the product, and manufacture, market and distribute the final version of the Product in the United States and worldwide.

If we raise: **$100,000**

Use of Proceeds: Run clinical trials to gather the data necessary for FDA and/or CE mark approval.

The goal is to use these funds to make progress towards our larger goals: Once we have acquired FDA approval, we will begin large scale production of the product in our clean room facility, per FDA regulations and launch a worldwide marketing campaign. Initially, we will sell the product online to customers all over the world as we build our brand. Once that has been accomplished, we will move in to retail establishments such as Wal-Mart, Costco, and major pharmacies, both in the United States and around the world. Concurrently, we will drastically reduce prices so that our condom competes with traditional brands on the shelf (i.e. Trojan and Durex). Currently the market for condoms is huge. Every year, 27 billion units are sold. If the Galactic Cap captured only 5% of that market, we would sell 1.35 billion condoms every year. We feel that we can accomplish that goal in 3 or 4 years.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$1 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$1 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$100,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$100,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$1 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$100,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$100,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
	0		No	No
Common Stock	6,000,000	2,219,000	Yes	No
Common Stock			No	No
Other				
	0		No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	109,000
Options:	0
Other Rights:	0

Describe any other rights:

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$1 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$1 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We have no outstanding loans or creditors ($278 outstanding balance on a loan as of 12/31 has been paid off as of filing date).

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Corporate Overview.

Powell Development Group, Inc. is a growing provider of contraceptive technology in the form of a revolutionary new condom called the Galactic Cap. The thing that makes this condom so unique is that it fits safely and securely on the head of the penis leaving the coronal ridge and shaft exposed for a more powerful sexual experience. We feel that this enhanced pleasure will increase condom usage throughout the world and drive down HIV and STD infection.

The good news about our company has a proven product and a huge market. We are generating a small but consistent revenue, and have no corporate debt.

Currently, we do not have an extensive business history with our company as we have been developing the product and are newly incorporated as of 2013. In 2014, we completed a successful IndieGoGo Crowd Funding Campaign for the Galactic
Cap, raising over $100,000 from supporters all over the world. Along the way we generated a lot of buzz. In three days, our video had over a million views. Besides the initial article in the LA Weekly, we were written up in the Huffington Post, New York Daily News, UK Daily Mail, Cosmopolitan, Glamour, Askmen, TechCrunch, DailyBuzz and elsewhere. Additionally, we were guests on SiriusXM radio as well as other talk shows. We used the IndieGoGo capital investment to improve the product, such that we now feel that we have the finest condom in the world based on independent, anonymous surveys from our customers.

Currently, we have 12 investors and we sell Galactic Cap prototypes to customers from all over the world at an extremely high price. The normal price of a traditional condom is between $0.71 and $1.10. However, we sell our prototypes for between $15 and $25, depending on the quantity purchased. Even at this high price, there is a huge demand and we have trouble keeping product in stock. Since January 1, 2016, we have consistently generated approximately $3,000 in revenue every month, but our customers indicate they would buy much more at a reasonable price. Most said that their ideal price point would be $2.50-$3.50 per condom. Some even said that they would pay $5 or more for this premium product.

Milestones

We incorporated our business in 2013.

· 2012 - Began Research & Development of the product

· 2013 - Incorporated Powell Development Group

· 2014 - Raised $100,000 with IndieGoGo campaign

· 2015 - Redesigned and successfully tested the product

· 2016 - Began online retail sales and surveyed customers

Provided that we obtain strong capital investment between $1-5 million, we expect to dramatically increase our revenue. We will use these funds to: 1) Obtain FDA approval; 2) Build and operate the machinery to begin large scale production; 3) Lower our prices; and 4) Launch a worldwide marketing campaign.

Every year 27 billion condoms are sold worldwide. If the Galactic Cap acquired only 5% of that market in the first two years, we would be selling 1.35 billion condoms. At our suggested retail price $2.50, this would generate $3.38 billion in total revenue.

Although there is no guarantee that our results or cash flows (as described below and in our financial statements) will match what we describe as our total revenue above, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Trends and Uncertainties

The following trends or uncertainties could affect our financial condition,including the liquidity, cash flow and capital resources described below:

· The demand for condoms has grown dramatically as the world's population and STD/HIV infections increase.

· There are several uncertainties including low cash flow, low liquidity, as well as low capital resources.

· There are 2 dominant players (Trojan and Durex) in the condom market. These 2 companies are strong competitors and monopolize the market.

Liquidity:

Cash on hand as of December 31, 2015 was $17,678. The money is not invested but is held for working capital needs. Our cash and cash equivalents on December 31, 2015 were held for working capital purposes.

We anticipate using our available cash for operations within six to nine months. We base this estimate on historical cash flows and anticipated expenditures.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. The proceeds will allow us to pursue our 4 main objectives: 1) Obtain FDA approval; 2) Build and operate the machinery to begin large scale production of the product; 3) Lower our prices; and 4) Launch a worldwide marketing campaign.

Our cash held as of December 31, 2015 was 73% less than cash held as of the same date in 2014. This decrease resulted from a decrease in cash provided by investors who purchased stock in the summer of 2014.

Cash was provided by operating activities and stock investors. Cash was used in operating activities including prototype development expenses as well as market research.

Net cash from activities was a loss of $ 42,971 for 2015 which was due to prototype expenses and market research.

Net cash from activities was a loss of $32,291 for 2014 which was due to product development and research and development.

Capital Resources. We have financed our operations through private sales of common equity only. No debt has been incurred.

Historical Results of Operations

Our total revenue increased by $4,627 from 2014 to 2015, an increase of 1,234%. This increase was driven by an increase in product sales.

We project our growth to increase by 1,000% over the next year due to increased consumer awareness of our product through worldwide media attention and our online social media presence.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Charles Powell, certify that:

(1) the financial statements of Powell Development Group, Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Powell Development Group, Inc. included in this Form reflects accurately the information reported on the tax return for Powell Development Group, Inc. filed for the fiscal year ended 2015.

Charles Powell

President, CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.galacticcap.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

CLOSING IN 4 DAYS
Invest until 11pm EDT on May 1

INVEST IN GALACTIC CAP

A new condom men WANT to wear

> *We've designed, developed and patented a new take on the condom: the Galactic Cap. It fits safely and securely on the head of the penis, leaving the coronal ridge and shaft exposed for more skin-to-skin contact, more sexual pleasure, and ultimately more condom usage. Already, we've raised over $100,000 on IndieGoGo from men and women who've been waiting for a different solution in bed.*

Charles Powell
FOUNDER AND CEO, GALACTIC CAP



FOLLOW US FOR UPDATES
SHARE
TWEET
71
investors
$25,086
raised of $25K-$100K goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)
$1M valuation cap
A SAFE gives you the right to future shares in Galactic Cap. If you invest, you're betting the company will be worth more than $1M in the future.
INVEST $100,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$100+	1 Galactic Cap prototype.
$500+	5 Galactic Cap prototypes.
$1,000+	10 Galactic Cap prototypes.
$5,000+	50 Galactic Cap prototypes.
$10,000+	100 Galactic Cap prototypes.
$25,000+	250 Galactic Cap prototypes.
$50,000+	500 Galactic Cap prototypes.
$100,000+	1,000 Galactic Cap prototypes.

OUR AMBITION

The annual condom market is 27 billion units sold, and only 20% of men in developed countries wear condoms. We want to increase that. In our first three years of production, we aim to acquire 5% of that market (1.35 billion units sold). We believe that by increasing condom usage (by increasing pleasure), we can tackle issues such as unwanted teen pregnancy, overpopulation, and HIV. Ultimately, our goal is to change how people perceive condoms and to heighten sexual awareness and safety.

KEY FACTS

- Raised over $100k on Indiegogo in 2014.
- Received worldwide media coverage and over 1M views on video in 3 days.
- In 2015, we redesigned the Galactic Cap and produced a prototype that is now the highest-rated condom in the world based on anonymous, independent surveys.
- We have partnered with the University of California, Long Beach Engineering Department to research, develop and test the Galactic Cap, as well as apply for National Institute of Health (NIH) and National Science Foundation (NSF) grants.

DOCUMENTS

- Instruction Sheet
- Preliminary Field Market Research Report
- Pitch Deck
- Video Transcript

galacticcap.com

from Torrance CA

NEW CONDOM · BETTER SEX · OPPORTUNITY · SKIN TO SKIN · SEX · LOVE · CONDOM · ROMANCE · CONTRACEPTIVE · PREGNANCY

THE BUZZ ABOUT GALACTIC CAP

> *Cal State Long Beach has seen the huge potential in the Galactic Cap project. We feel it will reduce unwanted teenage pregnancy, overpopulation and STD and HIV infection because more men will use protection. For these reasons, CSULB and our College of Engineering has partnered with Powell Development Group to test and further develop this revolutionary, new product*

Dr. David Stout
Assistant Professor, Mechanical and Aerospace Engineering, University of California – Long Beach

> *The Galactic Cap may be the real answer to increased condom usage. The added sensation from this unique prophylactic design will encourage men to use this condom and this will help prevent unwanted pregnancy.*

Drew Avery
Health Investigator, AvPac Health, LLC

> *The Galactic Cap will do for condoms what the Mac did for computers and the I-Phone did for the telephone. It is a quantum leap forward for better sex.*

John Novaria
Principal, Novaria Communication

Powell Development Group has designed, developed and patented a 'better mousetrap.' The Galactic Cap with its revolutionary design and function is poised to become a premiere condom in the world market. An attractive opportunity for an investor and a welcome, innovative product for the consumer.

Rich Hunsaker

Principal, RH Sales Consulting, LLC

Powell Development has created an astounding breakthrough in condom technology. Based on what their initial customers are saying in independent, anonymous surveys; 'The Galactic Cap has been rated as the best condom experience worldwide that men have ever tried.' The Galactic Cap could easily disrupt the entire prophylactic industry because soon men will have a condom they want wear because it provides real pleasure during sex.

Glenn Russell

Merchant Banker, GC Investments



Where No Man Has Come Before - MEL Magazine

July 22, 2016

Can the Galactic Cap take safe sex to infinity and beyond? Charlie Powell believes the Galactic Cap can change the world. It's a condom, kind of-a contoured, adhesive-backed patch of two-ply medical polyurethane, precisely shaped to stick to the head

THE HUFFINGTON POST

This Futuristic Condom Covers Just The Tip

May 30, 2014

Have you ever wondered, "Wouldn't sex be better if my penis had a helmet?" Yeah, neither have we. But one inventor is pitching just that as a way to have a better time in the bedroom. California native Charlie Powell claims to have invented a new kind of

GQ

The Future of Condoms: Just The Tip!

May 29, 2014

Condoms. Who needs 'em, right? You know, apart from any man hoping to avoid STD transmission and accidental lady pollination. So most of us, basically. Fortunately, though, their long reign as the curse of the sexually active man may soon be coming

Daily Mail

Is this the future of condoms?

May 29, 2014

Galatic Cap Pregnancy Prevention device sits on the very tip of the penis Leaves shaft exposed, boosting sensitivity and enabling easier application Comprises film that wraps around the penis and cap to trap semen But critics point out device will not

COSMO

Man Raising Money to Produce New 'Just the Tip' Condoms

May 28, 2014

The Galactic Cap hopes to function like a normal condom without fitting over the whole penis.

GIZMODO

Is the Future of Condoms Literally Just the Tip?

May 28, 2014

There ain't nothing hotter right now than redesigning the necessary evil that is the modern condom. But while most pecker poncho redesigns tend to look at alternative materials (hello, graphene condom), this newest one goes for an approach so

LA WEEKLY

Could This Condom Save the Porn Industry?

May 27, 2014

Condoms are a need, not a want. So why not make them as minimal as possible? Brands have tried with the ultra-thin this and the super-sensitive that. But, so far, your options are to place an obvious barrier between you and your lover ... or not.

WHY?

Globally, only 5% of men use a condom. In developed nations, condom usage peaks at only 20%. It means at least 80% of men in the world are not using any protection. Galactic Cap gives men a reason to use a condom as it delivers vastly more sexual pleasure than a traditional condom. Moreover... [+ READ MORE]



STATISTICS

Only 5%	20%	27 Billion	1.35 Billion
Of the men in the world wear condoms	In developed nations, only 20% of the men wear condoms	The market for condoms is 27 Billion units sold	Condoms sold if Galactic Cap gets only 5% of the market

"WHY DIDN'T SOMEBODY THINK OF THIS BEFORE!"

Since our successful IndieGogo Campaign in 2014, many people have tried prototypes of the Galactic Cap. We are constantly receiving rave reviews and are asked when the product will be available on the mass market. Demand is so high, that our online store is regularly out of stock. Be part of the... [+ *READ MORE*]


GALACTIC CAP
Fits Securely on the Head of the Penis
GALACTIC CAP

CONTINUING THE RESEARCH

We have partnered with the University of California Long Beach to assist us in further research, development and testing of the Galactic Cap. With the support of Dr. David Stout, the CSULB engineering department and their biotechnology lab, we have built a long term relationship and jointly... [+ *READ MORE*]



USING THE GALACTIC CAP

The Galactic Cap has a very simple application and removal process. The condom is made out of a Polyurethane Adhesive Film, Pre-approved by the FDA, that fits solely on the head of the penis, increasing sensitivity during sex. To see how the application process click through the images below.


MAXIMUM PLEASURE
REVOLUTIONARY NEW CONDOM
GALACTIC CAP
Fits Securely on the Head of the Penis
GALACTIC CAP
PREGNANCY PREVENTION
FOR CONTRACEPTION ONLY
Premium Quality • Reliable • Latex Free
Pull Tabs
White Backing
Adhesive Coated Polyurethane Film
BACK
FRONT
Polyurethane Film









FOUNDER



Charles Powell

Founder and CEO

25 years experience working with Fortune 500 companies, including Baxter Healthcare, American Hospital Supply Co., Porsche, Pioneer Electronics, Southern California Edison, and Mercedes Benz.

AND THE REST OF THE TEAM



Packy McFarland

V.P. Direct Response TV and Advertising

Named Top 25 Most Influential People in Direct Response Media. 40 years experience producing advertising campaigns for Body by Jake, Ronco, Bissell, Fingerhut, and Guthy-Renker.



Rod Jones

VP New Product Launch and Marketing

30years experience launching beauty and healthcare products. These efforts including product manufacturing, packaging, sales and advertising collateral materials, plus radio and television advertising

RAISED $25,086 FROM 1 INVESTORS

$25,086

In Progress



Dan Klien

DETAILS

– COLLAPSE ALL

What's new and different about the Galactic Cap?

After a good friend of mine contracted HIV, I designed, developed and patented a revolutionary, new condom called the Galactic Cap. The thing that makes it so unique is that this condom fits safely and securely on the head of the penis, leaving the coronal ridge and shaft exposed for more skin to skin contact, more sexual pleasure and ultimately more condom usage throughout the world.

How big is the market?

Currently, 27 billion condoms are sold worldwide every year, and that's with 80% of the market being under served. Only 5% of the men in the world wear a condom. In developed nations, like the United States, Europe and Japan, condom usage peaks at only 20%. This means that at least 80% of men anywhere in the world are not using any protection. This is a whole new untapped market, which is right for a revolutionary new product like the Galactic Cap that people WANT to wear instead of HAVE to wear. If the Galactic Cap had only 5% of the current market, we would sell over 1.35 billion condoms every year and we feel we can achieve this goal in 2 years. But, the Galactic Cap could easily create and expand the market to include the 80% of the men in the world who use no protection.

How will you make money?

We are already making money selling this product on the internet through our website www.galacticcap.com. With no advertising and a very high retail price of between $15-$25, depending on the quantity, we have a very difficult time keeping product in stock due to the high demand. Our customers have told us that they would like the product priced somewhere $2.50 and $3.50 per condom. Some customers would purchase as high as $5 or more for this premium product. So, the huge demand is there. Customers all over the world are aware of our product through our IndieGoGo crowd funding campaign that generated over $100,000, had worldwide media attention, and took orders from 26 countries around the world. We had over 1 million views in 3 days on the internet, and our plan is to continue selling online as we build the brand, obtain FDA approval, mass produce the product and launch a worldwide marketing campaign. Once the brand has been firmly established in the mind of the consumer, we will enter traditional retail establishments such as Costco, Wal-Mart, and major pharmacies, as well as adult stores and boutique retailers. Initially, cost of goods will be $0.50/condom, and over time with efficiencies that cost will drop to $0.10/condom. If we sell the Galactic Cap at the lowest suggested retail price, there will be a 5x return on investment; when the cost drops to $0.10/condom, there will be a 25x return on investment.

Who are your competitors? How are you different?

Our chief competitors are Trojan and Durex. Trojan has 69% of the US market, and Durex has 15%. Our advantage over these two companies is simply that we now have a superior product. Currently, traditional condoms do a very poor job of preventing pregnancy, STDs and HIV because most men don't wear them. Field market research indicates 96% of all men and women dislike traditional condoms largely because they reduce sensitivity during intercourse. On the other hand, the Galactic Cap is a condom people WANT to wear instead of HAVE to wear. We conducted independent, anonymous surveys with our customers, and here are a few of their testimonials:

"Best condom I've used yet."
"Unbelievably good." "Thrilling." "Wonderful."
"It was the finest condom experience I ever had.
"I would say it's the closest thing to nothing but skin I've found."
"Easy to apply." "It is really fantastic, don't want
anything else"
"I ordered a ten pack. I've used 5 so far. Your condom is batting 5 for 5
no leaks!"
"My wife reported that she thought they were the best condom we have ever used!"
"These are perfect! Please send me more"
"Go forward, I need more!"
"I've tried quite a lot of condoms over the years. Settled on the Japanese "sagami original .02" brand for two years. This was still much better. I would say the closest thing to nothing but skin I've found"
"It is really fantastic, don't want anything else."
"Could barely feel it. Had to check it was still secure (which it was)."

These glowing comments would not be used to describe traditional condoms. This leads us to believe that we not only have a superior condom, but possibly the finest condom in the world.

What about STDs and HIV with the Galactic Cap?

The Galactic Cap is primarily a contraceptive device to prevent pregnancy. We can't make the claim now or in the future that our condom will prevent STDs and HIV because it doesn't cover the full penis. It is more a condom for couples --- people who are reasonably confident both partners are free of any STD.

That said, we feel that over time the G-Cap will reduce STD/HIV infection because it will raise condom usage around the world. Currently, traditional condoms do a poor job of preventing pregnancy, STD's and HIV not because they don't work but because most men don't wear them.

Only 5% of the men in the world wear a condom. In developed nations, like the United States, Europe and Japan, condom usage peaks at only 20%. This means that at least 80% of men anywhere in the world are not using any protection.

In addition to raising condom usage, the Galactic Cap traps semen in an air tight reservoir preventing the transmission of fluid which can carry the HIV virus. Plus healthy skin is a barrier to infection so if a man doesn't have a sore or abrasion on his penis the G-Cap might reduce the chance of STD & HIV. All of this needs to undergo clinical trials and get FDA approval. For now, if you are concerned about STD and/or HIV infection, use a full condom. Period.

ASK A QUESTION

Type your question here...

ASK QUESTION

Craig Vom Lehn Jan 11

What is the planned exit strategy? Is it to run in perpetuity, or to be acquired by a major player?

Charles Powell Founder and CEO FO□□□□ Jan 17

Sorry for the delay in getting back to you. Our planned exit strategy is two fold: Once we begin large scale production, lower our prices, amass hefty sales volume and market share (by the end of this year), we expect to be offered a buy out from one of our two main competitors (Trojan or Durex). If this doesn't materialize or the offer is not a good one, we will forge ahead with our business plan and perform a reverse IPO and begin selling shares of the company on the open market. Either way, our investors will be able to sell their shares at any time and exit with their investment funds in hand.

LIKE

Craig Vom Lehn Jan 10

Why are you raising funds, and what will you do with the investment? The fundraising goal is $25k-$100k. What will you do with the incremental funds if you raise $100k, as opposed to only raising $25k?

Charles Powell Founder and CEO FO□□□□ Jan 11

We are actually looking to raise $1M. However, in the current format, we can only raise $100K without doing an extensive audit which will cost us between $8-10K. If and when we get close to that mark, we will perform the audit and continue on with our campaign. We have set a lower limit of $25K, which we will receive if we hit that mark. However, if we set the limit too high and don't reach our goal, our company won't receive the money. As to what we're going to do when we raise $1M capital investment, we will begin large scale production ($250K), obtain FDA approval ($250K), lower prices to $2.50-$3.50 per condom, launch a worldwide marketing campaign ($250K), and keep $250K in reserve.... ***[+ READ MORE]***

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO GALACTIC CAP

1. An investment in the Common Stock being offered by the Company in this Offering is highly speculative and subject to a high degree of risk. Therefore, only those who can bear the risk of losing their entire investment should participate in the Offering. You should carefully read and consider the following risk factors before you decide to participate in the Offering. Also, the risks and uncertainties set forth below are not the only ones that are facing the Company; there may be additional risks and uncertainties not presently known to the Company or that the Company currently considers immaterial.

The actual occurrence or existence of any of the... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Galactic Cap is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Charlie Powell

Founder and CEO at Powell Development Group Inc.

Greater Los Angeles Area | Broadcast Media

Previous: Powell Productions, Multimedia Presentations, South Eastern Drilling Company (SEDCO)

Education: University of Missouri-Columbia

Send Charlie InMail

186 connections

https://www.linkedin.com/in/charlie-powell-84959611

Posts

Published by Charlie



The Galactic Cap
October 17, 2016

Background

Experience

Founder and CEO
Powell Development Group Inc.
June 2012 – Present (4 years 6 months) | Torrance, CA

Designed, developed, and patented a revolutionary new condom called the Galactic Cap.The thing that makes it so unique is that it fits safely and securely on the head of the penis, leaving the coronal ridge and shaft exposed for more skin to skin contact, more sexual pleasure and, ultimately, more condom usage around the world.

Currently, traditional condoms do a very poor job of preventing pregnancy, STD's and HIV because most men don't wear them. Only 5% of the men in the world wear a condom. In developed nations, like the United States, Europe and Japan, condom usage peaks at only 20%. This means that at least 80% of men anywhere in the world are not using any protection.

The Galactic Cap is projected to vastly increase condom usage around the world.

In 2014, Powell Development Group completed a successful Indiegogo Crowd Funding Campaign for the Galactic Cap. It raised over $100,000 from supporters in 26 countries around the world. Along the way he generated lots of buzz. In three days, his video went viral and had over a million views! Besides the initial article in the LA Weekly, the3 Galactic Cap was written up in the Huffington Post, New York Daily News, UK Daily Mail, Cosmopolitan, GQ, Glamour, Askmen, TechCrunch, DailyBuzz, Gismodo-India and translated into German, French and Spanish.

From 2014-2016, we redesigned the Galactic Cap and have been getting rave reviews from our customers. Currently, we are launching a WeFunder equity crowd funding campaign to do 3 things:
1) Obtain FDA approval.
2) Mass produce the product.
3) Reduce prices and launch a worldwide marketing campaign.

To learn more and order prototypes, visit galacticcap.com

Owner
Powell Productions
January 1985 – June 2012 (27 years 6 months)

Owned and operated Powell Productions for over 25 years. Produced and directed film and video tape projects for Fortune 500 companies such as Porsche, Pioneer Electronics, American Honda, Coldwell Banker, Baxter Healthcare, Union Bank, Southern California Edison, and many more. Won an Emmy for a KOCE 26-episode documentary on the human life cycle entitled "Throughout the Lifespan." Additionally, won 20 ITVA, Cindy and Telly Awards for Excellence.

Supervisor of Film
Multimedia Presentations
January 1980 – January 1985 (5 years 1 month)

Oil Driller
South Eastern Drilling Company (SEDCO)
March 1974 – May 1980 (6 years 3 months)

Skills

Top Skills

- 38 Video Production
- 29 Television
- 24 Film
- 18 Video
- 15 Film Production
- 12 Editing
- 11 Broadcast
- 11 Video Editing
- 9 Documentaries
- 8 Post Production

Charlie also knows about...

8 Final Cut Pro · 8 Copywriting · 7 Public Relations · 7 Media Production · 7 Commercials · 6 Camera · 3 Storytelling · 3 Voice Over · 3 HD Video · 2 Digital Media · 2 Entertainment · 2 New Media · 1 Premiere

Education

University of Missouri-Columbia
Bachelor of Arts (BA), English Language and Literature, General
1966 – 1970

UCLA

UCSD

Recommendations

Given (5)

Devon Chastain
Music composer, actor, cameraman, sound man, editor

"To whom it may concern:

This letter is intended to highly recommend Devon Chastain. As an Emmy award-winning film and video producer/director with over 25 years in the business, I have never seen a person more ready for the media industry.

Recently, I had the pleasure of working with Devon on a low budget movie entitled "The Hidden Thief'. He acted in it, wrote the... **more**

May 15, 2014, Charlie was Devon's client



Samuel Mendez
Program Instructor

"Samuel is a highly motivated individual with a great personality. He works hard and gets the job done whatever the task. I give him my highest recommendation. If you hire him, you will love the result.

March 21, 2014, Charlie was Samuel's client



Paul Hextall
Owner and Executive Producer

"As an Emmy award-winning film and video producer/director with over 25 years in the business, I would like to highly recommend Paul Hextall as an excellent film and video producer/director/editor. I first met Paul as a student in my film and video production class at the Southern California Regional Occupational Center in Torrance, CA. During that time, he directed and... **more**

February 8, 2013, Charlie was Paul's client



Mckenzie Gray
Client Engagement Associate

"Mckenzie is smart as a whip and highly motivated. If you work with McKenzie, you will love the outcome.

January 11, 2013, Charlie was a consultant or contractor to Mckenzie at Piehead



Jennifer Smith
Manager

"Jennifer is extreme smart, knowledgeable and personable. If you work with Jennifer, you will love the outcome.

January 11, 2013, Charlie was a consultant or contractor to Jennifer at Southern California Edison

Groups

Film & TV Tech Profe...
401,736 members
+ Join



Packy McFarland

Owner of Real to Reel Productions - Writer/Producer /Director DRTV

Orange County, California Area | Marketing and Advertising

Current Real to Reel Prouductions

Education San Diego State University-California State University

Send Packy InMail

500+ connections

https://www.linkedin.com/in/packy-mcfarland-0478394

Contact Info

Background

Experience

Owner - Writer/Producer/Director
Real to Reel Prouductions
1978 – Present (38 years)

Owner of Real to Reel Productions. For over 30 years involved in Direct Response Advertising. Named one of the 25 most influential persons in the DR industry by Response Magazine.

Skills

Top Skills

- 74 Direct Response
- 72 Direct Response...
- 59 Advertising
- 49 Video Production
- 31 Social Media Marketing
- 27 Media Buying
- 27 Digital Media
- 26 Direct Marketing
- 26 Online Advertising
- 23 Infomercials



Packy also knows about...

21 Television · 19 Integrated Marketing · 18 Media Planning · 16 Brand Development · 12 Video · 12 Digital Marketing · 12 Online Marketing · 10 Interactive Marketing · 9 Email Marketing · 8 New Media · 8 Mobile Marketing · 7 Commercials · 7 Radio · 6 Broadcast · 6 Digital Strategy · See 25+ >

Education

San Diego State University-California State University
1970 – 1972

San Diego State University

Honors & Awards

Additional Honors & Awards

Numerous Awards for a variety of programs, Infomercials and spots. Includes 2 Infomercial of the Year Awards - Also Best Offer and Best Production of the Year Awards

Recommendations

Given (2)



Niranjan Gunaratnam
Director of Direct Response Marketing

Since Linkedin doesn't provide a box to check for Client of Niranjan, I had to click that he worked for me. It was the other way around. Niranjan was the supervisor on a DRTV spot I did for the company he worked for; Seneca One. Niranjan was a very hands on supervisor. Knew his audience and was integral in helping Real to Reel Productions create their ad campaign. His DRTV... **more**

May 6, 2013, Packy was Niranjan's client



Buck Robinson
Principal

Buck really understands what it takes to market a product. He also has an easy going style that makes working with him a pleasure. You can't go wrong with Buck on your team.

November 8, 2012, Packy was with another company when working with Buck at Rainmaker Marketing Advisors, LLC

Groups

Direct Response Mar...
4,004 members
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Rod C. Jones

Owner, Jones Ltd. Int'l Consultants Inc.

Greater Los Angeles Area | Marketing and Advertising

Current Jones Ltd. Int'l Consultants Inc.

Send Rod C. InMail

125 connections

https://www.linkedin.com/in/jonesintlmktg

Contact Info

Background

Summary

Every day we help our clients achieve their creative and business visions. This was true when we first started in in 1991, and is still true over 21 years later.

Anyone can give you marketing advice. All those in business have experienced solicited and unsolicited input from corporate associates to well-meaning friends. But getting realistic, relevant, experienced advice is what makes a difference. Advice that produces results and success.

Virtually everyone in business, domestically and world wide, understands we live in a global information society. The marketplace changes rapidly and more organizations and individuals are hiring consultants. Information has definately become one of the most valuable assets in a global business environment.

Consultants can provide motivation, guidance, answer questions, give "Second Opinions", establish and organize sales forces, develop promotions & advertising campaigns, train employees, orchestrate creative services while serving as a sounding board for principals, executives and managers. We provide a clear opportunity to innovate ideas, plans, strategies and cost efficiencies. In general, we help solve problems quickly and effectively without internal strife.

At Jones Int'l we help build our clients knowledge, confidence and business savvy. We customize every aspect of your consulting experience to provide maximum results for your company.

We have taken an unparalleled assortment of products to consumers all over the world. Our unbiased expert consulting services helps take your products or ideas from innovation to sales.

Experience

Owner
Jones Ltd. Int'l Consultants Inc.

Skills

Top Skills

- 8 Marketing
- 7 Marketing Strategy
- Product Launch
- 6 New Business Development
- 4 Product Development
- Web Design
- Web Development
- 6 Social Media Marketing
- Social Media Blogging
- 3 Social Media

Rod C. also knows about...

5 Advertising · 4 Email Marketing · 4 Public Relations · 7 Online Advertising · 4 Strategic Planning · 3 Digital Media · 1 Digital Strategy · Content Management · 3 Sales Management · Predictive Analytics · 3 Copywriting · 2 Graphic Design · 3 Event Management · 3 Sales · Content Strategy · See 1+ >

Additional Info

- **Advice for Contacting Rod C.**

If you would like to have a discussion related to your project, concept or idea we would be happy to give you some time on the phone to chat. Schedule a time via email: rod@jonesmktg.com